UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2009

FUTURE NOW GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	0-52274	20-4237445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Mountain Laurel Rd
Fairfield, Connecticut 06824
(Address of principal executive offices and Zip Code)

877-643-7244
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Appointment of Certain Officers

Effective September 21, 2009, Roy Williams and William Schloth resigned as directors of the Company.  On or about September 30, 2009, Bryan Eisenberg and Jeffrey Eisenberg resigned as directors of the Company.  Their resignations as directors were not based on any disagreement with us on any matter relating to our operations, policies or practices.

In connection therewith, the board of directors reduced the number of authorized directors to three and appointed Greg Goldberg to fill one of the newly created vacancy on the board.  Mr. Goldberg was appointed as a nominee of Professional Traders Fund and Professional Offshore Opportunity Fund, the holders of senior secured convertible debentures that are currently in default.

Upon the successful restructuring of a majority of certain subordinated unsecured convertible notes, the holders of these notes will be entitled to nominate a third member to the board.

Mr. Alan Hall also remains a director.

On or about September 30, 2009, Jeffrey Eisenberg resigned as our President and Chief Executive Officer.

On October 1, 2009, the board of directors appointed William Schloth as the Company’s interim Chief Executive Officer and Chief Accounting Officer.  In connection therewith, the Company engaged WMS Financial Group, Inc., a company in which Mr. Schloth is a principal, as a transaction manager to provide certain financial and business services for a period of three months.  The Company has agreed to pay WMS a fee of $5,000 per month, a success fee of $20,000, and other contingent remuneration.

William E. Schloth served as our director from October 30, 2007 until September 21, 2009, and as our Chief Financial Officer and Chief Accounting Officer from October 30, 2007 until June 19, 2009.  Mr. Schloth has been associated with Future Now since its inception in 1997.  He has been investing in and advising private and public startup and middle market companies for over twenty years.  Mr. Schloth has been the CEO and head of investment banking for a number of regional broker-dealers and has significant M&A, business integration, and divestiture experience.  Mr. Schloth held senior management positions with GE Capital’s M&A group and spent five years with Coopers & Lybrand.  He also successfully co-founded, grew, and sold his own full-service brokerage firm as well as founding a specialty high-end financial and technology management consulting practice.  Mr. Schloth is a certified public accountant and holds an MBA from New York University’s Stern School of Business in Marketing and Finance.

Item 8.01     Other Events

On or about October 1, 2009, Future Now, Inc., a wholly-owned subsidiary of the Company, engaged a FINRA registered broker dealer to act as its Company’s financial advisor for its planned restructuring and as placement agent for capital raising activities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTURE NOW GROUP INC.

/s/ William E Schloth
William E Schloth, CPA
Chief Executive and Financial Officer

Date: October 12, 2009